Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 30, 2007, is between HOME SOLUTIONS OF AMERICA, INC., a Texas corporation (the “Borrower”), each of the Lenders that is a signatory hereto (individually, together with its successors and assigns, a “Lender”, and collectively the “Lenders”), and TEXAS CAPITAL BANK, N.A., a national banking association (in its individual capacity, “TCB”), and as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S:
A. Borrower, Administrative Agent and Lenders entered into that certain Credit Agreement dated November 1, 2006 (as may be amended, modified or supplemented from time to time, the “Agreement”), pursuant to which Lenders made revolving credit loans and term loans available to Borrower under the terms and provisions stated therein.
B. Borrower has requested an amendment of certain provisions of the Agreement.
C. Borrower, Administrative Agent and Lenders now desire to amend the Agreement, subject to the performance and observance in full of each of the covenants, terms and conditions as herein set forth herein.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Agreement, as amended hereby.
ARTICLE II
Amendment to Agreement
Section 2.1 Amendments to Section 1.1 (Definitions). (a) The definition of “Borrowing Base” found in Section 1.1 of the Agreement is amended and restated in its entirety to read as follows:
“Borrowing Base” means, at any time based on the current Borrowing Base Report, an amount equal to the sum of (a) until the Increase Trigger Date and on January 1, 2008 and thereafter 80% of the value of Eligible Accounts Receivable, and from the Increase Trigger Date through December 31, 2007 85% of the value of Eligible Accounts Receivable plus (b) 50% of the value of Eligible Poe Receivables, plus (c) the lesser of (i) $5,000,000 and (ii) 50% of the value of Eligible Inventory.
First Amendment to Credit Agreement

(b) The definition of “Current Ratio” found in Section 1.1 of the Agreement is amended by inserting at the end of the definition the following sentence:
In addition, Subordinated Debt will not be included in current liabilities.
(c) The following definition is added, in alphabetical order, to Section 1.1 of the Agreement:
“Increase Trigger Date” means March 31, 2007 provided that (a) the Administrative Agent receives a field audit of the Collateral and systems of the Borrower and the Guarantors from Freed Maxick satisfactory to it and the Majority Lenders and (b) the Borrower delivers to the Administrative Agent and the Lenders the initial monthly Borrowing Base Report contemplated in Section 7.1(e) hereof.
Section 2.2 Amendment to Section 2.1(b)(iii) (Interest). The parties have agreed that the interest rate on Revolving Credit Advances shall remain at the Base Rate minus 0.25 percentage points through December 31, 2007; consequently, the first sentence of Section 2.1(b)(iii) of the Agreement is amended and restated in its entirety to read as follows:
The unpaid principal amount of the Revolving Credit Advances shall, subject to the following sentence, bear interest (A) for the period beginning with the first Advance through and including December 31, 2007, at the Base Rate minus 0.25 percentage points and (B) at all times thereafter, at the Base Rate minus 0.50 percentage points.
Section 2.3 Amendment to Section 2.1(c)(iii) (Interest). The parties have agreed that the interest rate on the unpaid principal amount of the Term Loan shall remain at the Base Rate minus 0.25 percentage points through December 31, 2007; consequently, the first sentence of Section 2.1(c)(iii) of the Agreement is amended and restated in its entirety to read as follows:
The unpaid principal amount of the Term Loan shall, subject to the following sentence, bear interest (A) for the period beginning with the first Advance through and including December 31, 2007, at the Base Rate minus 0.25 percentage points and (B) at all times thereafter, at the Base Rate minus 0.50 percentage points.
Section 2.4 Amendment to Section 7.1(e) (Borrowing Base Report). The parties have agreed that advances shall be governed by a monthly Borrowing Base Report; consequently, Section 7.1(e) of the Agreement is amended and restated in its entirety to read as follows:
First Amendment to Credit Agreement

(e) Borrowing Base Report. As soon as available, and in any event within 50 days after the end of each calendar quarter until the Increase Trigger Date and within 30 days after the end of each month after the Increase Trigger Date, a Borrowing Base Report, certified by the chief financial officer of the Borrower, which Borrowing Base Report shall be accompanied by the details of calculation thereof and by an accounts receivable aging summary and detailed aging reports, in each case by entity, and shall be based upon publicly available financial information contained in the Borrower’s Form 10-K and Form 10-Q reports, as applicable and such other non-public information as may be necessary to accurately report the Borrowing Base in detail;
Section 2.5 Amendment to Section 9.3 (Maximum Leverage Amount). The parties have agreed that the maximum leverage amount shall increase for the period beginning January 1, 2007 through December 31, 2007; consequently, Section 9.3 of the Agreement is amended and restated in its entirety as follows:
Section 9.3 Maximum Leverage Amount. The Borrower will not allow total Debt, including Letter of Credit Liabilities, to exceed (a) at any time prior to December 31, 2006, Free Cash Flow of the Borrower and Subsidiaries for the preceding two calendar quarters times two and one half (2.5) minus (i) Aged Receivables plus (ii) Aged Accounts Receivable Reserves; (b) from January 1, 2007 through December 31, 2007, Free Cash Flow of the Borrower and Subsidiaries for the preceding two calendar quarters times three (3) minus (i) Aged Receivables plus (ii) Aged Accounts Receivable Reserves; and (c) at all times from and after January 1, 2008, Free Cash Flow of the Borrower and Subsidiaries for the preceding two calendar quarters times two (2) minus (i) Aged Receivables plus (ii) Aged Accounts Receivable Reserves.
Section 2.6 Amendment to Exhibit A (Borrowing Base Report). On the Increase Trigger Date, Exhibit A to the Agreement is hereby amended, and all the references in the Loan Documents to Exhibit A are hereby deemed to be references to the attached Exhibit A.
Section 2.7 Amendment to Exhibit B (Compliance Certificate). Exhibit B to the Agreement is hereby amended, and all the references in the Loan Documents to Exhibit B are hereby deemed to be references to the attached Exhibit B.
ARTICLE III
Conditions Precedent
Section 3.1 Conditions. This Amendment shall be effective upon the satisfaction of the following conditions precedent:
(a) Administrative Agent shall have verified or received all of the following (in the case of documents, each dated or verified not later than (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Administrative Agent):
First Amendment to Credit Agreement

(i) This Amendment duly executed by Borrower, Administrative Agent and Lenders.
(ii) Payment by Borrower of a $100,000.00 amendment fee.
(iii) Receipt by the Administrative Agent of a backlog report, in such detail as the Administrative Agent may require, of projects currently in progress and of progress billings.
(iv) Receipt of a company-wide accounts receivable aging summary, in form and in such detail acceptable to the Administrative Agent.
(v) Receipt of billing, accounts receivable and accounts payable agings for the Eligible Poe Receivables related to the del Mar and Vista projects, in form and in such detail acceptable to the Administrative Agent.
(vi) Receipt of quarterly budget and projections reports for 2007, in form and in such detail acceptable to the Administrative Agent.
(vii) Receipt of an opinion of Borrower’s counsel satisfactory to the Administrative Agent.
(viii) Such additional documents, instruments and information as Administrative Agent or its legal counsel, Winstead PC, may reasonably request.
(b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof.
(c) After giving effect to this Amendment, no Event of Default shall have occurred and be continuing and no event or condition shall have occurred and be continuing that with the giving of notice or lapse of time or both would be an Event of Default.
(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments, and other legal matters incident thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel, Winstead PC.
ARTICLE IV
Ratifications, Representations and Warranties
Section 4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrower and Lenders agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.
First Amendment to Credit Agreement

Section 4.2 Representations and Warranties. Borrower hereby represents and warrants to Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of Borrower and will not violate the organizational documents of Borrower, (ii) the resolutions delivered in connection with the Agreement remain in full force and effect; (iii) after giving effect to this Amendment, the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects and as of the date hereof as though made on and as of the date hereof, (iv) after giving effect to this Amendment, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that with the giving of notice or lapse of time or both would be an Event of Default, (v) after giving effect to this Amendment, Borrower is in full compliance in all material respects with all covenants and agreements contained in the Agreement as amended hereby, and (vi) it has read, understood and will comply with the restrictions on payments contained in the subordination agreements relating to the Subordinated Debt, which restrictions prohibit, among other things, payment while an Event of Default exists.
ARTICLE V
Miscellaneous
Section 5.1 Reference to the Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
Section 5.2 Expenses of Administrative Agent; Etc. As provided for in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, and the other Loan Documents executed pursuant hereto and any and all matters related to the Loan Documents including, without limitation, the reasonable fees and expenses of Administrative Agent’s legal counsel, and all reasonable costs and expenses incurred by Administrative Agent (including legal fees and expenses) in connection with the administration of the Loan Documents and the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Documents.
Section 5.3 Severability. Any provisions of this Amendment held by court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provisions so held to be invalid or unenforceable.
First Amendment to Credit Agreement

Section 5.4 Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of Texas.
Section 5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lenders and Borrower and their respective successors and assigns.
Section 5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together shall constitute one and the same instrument.
Section 5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 5.8 NO ORAL AGREEMENTS. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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First Amendment to Credit Agreement

EXECUTED as of the day and year first above written.

BORROWER:

HOME SOLUTIONS OF AMERICA, INC.

By:	/s/ Jeffrey M. Mattich

Jeffrey M. Mattich
Chief Financial Officer

ADMINISTRATIVE AGENT:

TEXAS CAPITAL BANK, N.A.

By:	/s/ Ronald K. Baker

Ronald K. Baker
Executive Vice President
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LENDERS:

TEXAS CAPITAL BANK,
NATIONAL ASSOCIATION,
as Lender

By:	/s/ Ronald K. Baker

Ronald K. Baker
Executive Vice President

Address for Notices:
2100 McKinney Avenue, Suite 900
Dallas, TX 75201
Phone No.: (214) 932-6665
Fax No.: (214) 932-6604
Attention: Ronald K. Baker
e-mail: ron.baker@texascapitalbank.com
First Amendment to Credit Agreement — Signature Page

AMEGY BANK, N.A.,
as Lender

By:	/s/ Stephanie Flores

Stephanie Flores
Vice President

Address for Notices:
1807 Ross Avenue, Suite 400
Dallas, Texas 75201
Phone No.: (214) 754-9437
Fax No.: (214) 754-6640
Attention: Stephanie Flores
e-mail: Stephanie.flores@amegybank.com
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BANK OF OKLAHOMA, NA,
as Lender

By:	/s/ David Lamb

David Lamb
Senior Vice President, Lending Officer

Address for Notices:
P.O. Box 2300, 8th Floor
Tulsa, Oklahoma 74192
Phone No.: (918) 588-8685
Fax No.: (918) 295-0400
Attention: David Lamb
e-mail: dlamb@bokf.com
First Amendment to Credit Agreement — Signature Page

COMPASS BANK,
as Lender

By:	/s/ Key Coker

Key Coker
Executive Vice President

Address for Notices:
8080 North Central Expressway, Suite 250
Dallas, Texas 75206
Phone No.: (214) 706-8044
Fax No.: (214) 346-2746
Attention: Key Coker
e-mail: key.coker@compassbank.com
First Amendment to Credit Agreement — Signature Page